EXHIBIT 99

Joint Filer Information

Name: J. Michael Gorman

Address: PO Box 99583, Raleigh, NC 27624

Designated Filer: Richard M. Osborne

Issuer and Ticker Symbol: Energy West, Incorporated (EWST)

Date of Event Requiring Statement: September 23, 2003

Signature: /s/ J. Michael Gorman
   J. Michael Gorman